                                                                   EXHIBIT 10.21

[LOGO]  EXTENDED
        SYSTEMS


                              EMPLOYMENT AGREEMENT





         THIS AGREEMENT is made between EXTENDED SYSTEMS INCORPORATED (ESI) and Steven D. Simpson (EMPLOYEE) for the employment of EMPLOYEE by ESI.


IT IS AGREED BETWEEN THE PARTIES:

    1. EMPLOYMENT: ESI hereby hires EMPLOYEE and EMPLOYEE accepts initial employment with ESI as President and Chief Executive Officer.

    2. TERMS OF EMPLOYMENT: This Agreement shall commence the 21st day of August, 1997, and shall continue until terminated by either party pursuant to paragraph 5.

    3. COMPENSATION: The EMPLOYEE shall receive as compensation for his/her services the amount of $220,000 per year, plus all employee benefits as set forth in the current issue of the Extended Systems Employee Handbook and stock options, bonuses and incentives as approved by the compensation committee of the Board of Directors. Employee's salary will be reviewed on July 1, 1998 by the compensation committee.

    4. DUTIES OF EMPLOYEE: EMPLOYEE shall have the following duties and authority: President and Chief Executive Officer and additional duties as assigned by the Board of Directors.

    5. ROLLING TWELVE (12) MONTH CONTRACT: This contract is a continuous rolling twelve (12) month agreement entitling employee to twelve (12) months termination pay per paragraph 3 if terminated without cause or without twelve (12) months written notice.

    6. VACATION: EMPLOYEE shall accumulate 1.25 working days of paid vacation for each month of employment. Vacation may be taken subject to advance approval by ESI. A maximum of ten (10) vacation days may be carried over into each new calendar year. Upon termination of this Agreement, EMPLOYEE shall receive compensation for accumulated vacation time.

    7. TRAVEL EXPENSES: EMPLOYEE shall be reimbursed for all authorized travel and lodging expenses.

    8. FRINGE BENEFITS: Fringe benefits shall be provided by ESI as set forth in the Extended Systems Employee Handbook. I hereby acknowledge receiving a copy of the Employee Handbook. I understand that I am responsible for familiarizing myself with the contents of the handbook. I understand that the contents in the Employee Handbook are subject to change at Extended Systems' discretion and do not create any contractual commitments by the Company. /s/ SDS (Employee Initials)

    9. DRUG AND ALCOHOL POLICY: EMPLOYEE agrees to abide by the terms of the Extended Systems Drug and Alcohol Policy. Receipt of Drug and Alcohol Policy is hereby acknowledged. /s/ SDS (Employee Initials).

    10. TERMINATION: TERMINATION OF THIS AGREEMENT SHALL NOT TERMINATE THE NONDISCLOSURE AGREEMENT BETWEEN THE PARTIES. Either party may terminate this agreement, with or without good cause, by giving twelve (12) months written notice to the other.

DATED this 21st day of August, 1997.

ESI
By    /s/ Robert G. Hamlin, Secretary       /s/ Steven D. Simpson
  -------------------------------------     -----------------------------------
                                                    EMPLOYEE